EXHIBIT 99.1
McGladrey & Pullen
Certified Public Accountants
TranSenda International LLC
Financial Report
December 31, 2009
McGladrey & Pullen, LLP is a member firm of RSM International –
an affiliation of separate and independent legal entities.

TranSenda
International
LLC
Financial
Report
December 31
2009

McGladrey & Pullen
Certified Public Accountants
Independent Auditor’s Report
To the Board of Managers
TranSenda International LLC
Bellevue, Washington
We have audited the accompanying balance sheet of TranSenda International LLC as of December 31, 2009, and the related statements of income, members’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TranSenda International LLC as of December 31, 2009, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations and its total liabilities exceed its total assets. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/McGladrey & Pullen, LLP
Seattle, Washington
March 22, 2010
McGladrey & Pullen, LLP is a member firm of RSM International –
an affiliation of separate and independent legal entities.

Financial
Statements

Balance Sheet
TranSenda International LLC
December 31, 2009

Assets

Current Assets

Cash	$4,248
Accounts receivable, net	212,602
Other	57,155
Total current assets	274,005

Premises and Equipment, Net	72,954

Total assets	$346,959

Liabilities and Members’ Deficit

Current Liabilities
Accounts payable	$71,914
Accrued expenses	135,278
Deferred revenue	172,702
Total current liabilities	379,894

Commitments and Contingencies	—

Members’ Deficit	(32,935)

Total liabilities and members’ deficit	$346,959
See notes to financial statements.

Statement of Income
TranSenda International LLC
Year Ended December 31, 2009

Revenue
License	$564,500
Professional services	134,000
Hosting	55,800
Support and maintenance	51,327
Subscription	19,400
Other	5,590
Total revenue	830,617

Cost of Sales	100,520

Net margin	730,097

Operating Expenses
Salaries and employee benefits	2,751,149
Management fees	52,500
Other	489,284
Total operating expenses	3,292,933

Net loss	$(2,562,836)
See notes to financial statements.

Statement of Members’ Deficit
TranSenda International LLC
Year Ended December 31, 2009

		Unit	Member’s
	Members’	Option	Notes	Accumulated
	Capital	Capital	Receivable	Deficit	Total
Balance, December 31, 2008	$27,840,643	$30,724	$(8,984)	$(27,966,398)	$(104,015)

Net loss	—	—	—	(2,562,836)	(2,562,836)

Contributions from members	2,840,000	—	—	(210,000)	2,630,000

Exercise of unit awards	3,000	—	—	—	3,000

Unit-based compensation	—	916	—	—	916

Forgiveness of notes receivable	(8,984)	—	8,984	—	—

Balance, December 31, 2009	$30,674,659	$31,640	$—	$(30,739,234)	$(32,935)
See notes to financial statements.

Statement of Cash Flows
TranSenda International LLC
Year Ended December 31, 2009

Cash Flows from Operating Activities
Net loss	$(2,562,836)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	29,327
Unit-based compensation expense	916
Changes in operating assets and liabilities:
Accounts receivable	20,396
Prepaid expenses and other assets	(21,760)
Accounts payable and accrued expenses	30,414
Deferred revenue	(118,640)
Net cash used in operating activities	(2,622,183)

Cash Flows from Investing Activities
Purchase of property and equipment	(25,379)
Net cash used in investing activities	(25,379)

Cash Flows from Financing Activities
Exercise of unit options	3,000
Contributions from members	2,630,000
Net cash provided by financing activities	2,633,000

Net decrease in cash and cash equivalents	(14,562)

Cash and Cash Equivalents
Beginning of year	18,810

End of year	$4,248

Supplemental Disclosure of Cash Flow Information
Non-cash financing activity:
Contributions from members	$210,000
See notes to financial statements.

Notes to Financial Statements
TranSenda International LLC
December 31, 2009
Note 1 — Nature of Business and Summary of Significant Accounting Policies
Nature of Business
TranSenda International LLC (the Company) is a Washington limited liability company, which organized July 20, 1998, and which will have perpetual existence. The Company is a software firm specializing in the development of technology platforms for life sciences.
Financial Statement Presentation
These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and revenue and expenses for the period. Actual results could differ significantly from those estimates.
Subsequent Events
The Company has evaluated subsequent events through March 22, 2010, the date on which the financial statements were issued.
Cash and Cash Flows
All amounts included in the balance sheet caption “Cash” are considered to be cash equivalents for cash flow presentation.
Accounts Receivable
Accounts receivable are carried at original invoice amount less an estimate for doubtful accounts based on a review of all outstanding amounts on a periodic basis.
Management determines whether an allowance for doubtful accounts is required by identifying troubled accounts. At December 31, 2009, management considered all accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts was established within accounts receivable at December 31, 2009. Accounts receivable are written off when deemed uncollectible. Recoveries of trade accounts receivable previously written off are recorded when received.
Other Assets
Other assets consist mostly of prepaid amounts expected to be expensed within one year. Other assets are stated at cost less amortized amount.
(continued)

Notes to Financial Statements
TranSenda International LLC
December 31, 2009
Note 1 — Nature of Business and Summary of Significant Accounting Policies (continued)
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method based on estimated useful lives of the related assets or software, which range from three to five years.
The carrying value of long-lived assets, such as property, plant and equipment is reviewed on a regular basis for the existence of facts that may indicate that the assets are impaired. No asset impairment charges have been recorded as of December 31, 2009.
Income Taxes
As a limited liability company, the Company is taxed under sections of the federal income tax law, which provide that, in lieu of corporate income taxes, the members separately account for their pro rata shares of the Company’s items of income, deductions, losses and credits. The Company adopted newly issued accounting guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. Management has reviewed the Company’s tax positions since inception and has concluded that no provision for income tax is required in the Company’s financial statements.
Software Development Costs
Costs incurred in the research and development of new products and enhancement to existing products are charged to expense as incurred until the technological feasibility of the product or enhancement has been established through the development of a working model. After technological feasibility is established, material software development costs are capitalized through the date the product is available for general release to customers. Once released, these costs would be amortized using the straight-line method over the estimated useful life of the asset. The Company has determined that the period between establishing technological feasibility, which the Company has defined as establishing a working model, and the date that the products are available for sale has been short. Therefore, software development costs have been expensed as incurred. Total research and development costs of the Company for the year ended December 31, 2009, totaled $1,425,256.
Revenue Recognition
The Company recognizes software licensing revenue and service revenue in accordance with the ASC 985-605, Software Industry Revenue Recognition, and related interpretations and amendments.
The Company enters into contractual arrangements with end users of its products to sell software licenses, maintenance and technical support, training, hosting or various combinations thereof. For each arrangement, revenue is recognized when both parties have signed an agreement, the fees to be paid by the customer are fixed or determinable, collectability of the fees is probable, delivery has occurred or the services have been rendered, vendor specific objective evidence (VSOE) of the fair value of any undelivered elements exists and no other significant obligations on the part of the Company remain.
(continued)

Notes to Financial Statements
TranSenda International LLC
December 31, 2009
Note 1 — Nature of Business and Summary of Significant Accounting Policies (continued)
Software Licensing, Subscription and Hosting Revenue
For multiple element software arrangements, VSOE of the fair value of software license, installation and training has not been established. VSOE of the fair value of maintenance and support has been established via the renewal rate approach. Therefore, applicable accounting guidance requires the software license fee, installation and training fees to be deferred until such time that the last element to be delivered in the contract is the ongoing maintenance and support services. Revenue from professional services is recognized as delivered. Revenue from professional services consists of implementation and integration services. Revenue from support and maintenance contracts is recognized over the term of the maintenance contract. Deferred revenue is recorded for amounts collected in advance for support and maintenance.
Software hosting revenue is generated when the Company stores the software which is owned by the customer on its hardware and allows customers to access the programs for a fee. The initial, upfront installation fee received is deferred and recognized on the straight-line basis over the contractual term of the agreement.
The Company also offers its products through subscription pricing models. Subscriptions automatically renew unless terminated with 90 days notice following the original subscription term. The subscription arrangement includes software, maintenance and support, and unspecified future upgrades. The subscription renewal rate is the same as the initial subscription rate. The initial, upfront installation fee received is deferred and recognized on the straight-line basis over the contractual term of the agreement.
Maintenance and Support Revenue
The Company recognizes revenue earned on maintenance and support arrangements, which includes software maintenance and technical support services, on the straight-line basis over the period of the contractual term of the agreement.
Deferred Revenue
Payments received in advance of software licensing, professional services, maintenance and support, and other revenue are deferred until such time as the revenue is earned.
Advertising
Advertising costs are expensed as incurred. Advertising expenses for the year ended December 31, 2009, totaled $21,720, and is included in other operating expenses on the statement of income.
Unit-Based Compensation
Compensation cost is recognized for unit-based awards issued to employees and nonemployees. Compensation cost is measured as the fair value of these awards on their date of grant. A Black-Scholes option valuation model is utilized to estimate the fair value of unit-based awards. Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on the straight-line basis over the requisite service period for the entire award.
(continued)

Notes to Financial Statements
TranSenda International LLC
December 31, 2009
Note 1 — Nature of Business and Summary of Significant Accounting Policies (concluded)
Members’ Equity
The Company’s capital is comprised of common member units, supplemental member units and economic interest units. There is no priority return of capital.
Profits and losses of the Company are allocated among the members in accordance with their respective percentage interests. The net loss allocated to each member for any year cannot exceed the maximum amount of the net loss that can be allocated without causing a member to have a deficit capital account at the end of the year.
Number of units outstanding for each member type for the year ended December 31, 2009, is as follows:

Units
Common member	3,111,761,685
Economic interest	1,925,226
Supplemental member	144,270
Recent Accounting Pronouncements
The Financial Accounting Standards Board’s (FASB) Accounting Standard Codification (ASC) became effective during 2009. This codification brings all authoritative generally accepted accounting principles (GAAP) that have been issued by a standard setter into one place. The codification retains existing GAAP without changing it.
In October 2009, the FASB issued guidance on revenue recognition that will become effective for fiscal years beginning after June 15, 2010, with earlier adoption permitted. Under the new guidance on arrangements that include software elements Accounting Standards Update No. 2009-14, Revenue Arrangements That Include Software Elements, tangible products that have software components that are essential to the functionality of the tangible produce will no longer be within the scope of the software revenue recognition guidance. Additionally, the FASB issued Accounting Standards Update No. 2009-13, Multiple-Deliverable Revenue Arrangements, which provided guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third-party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition.

Notes to Financial Statements
TranSenda International LLC
December 31, 2009
Note 2 — Premises and Equipment
Components of premises and equipment at December 31, 2009, are as follows:

Furniture and fixtures	$284,450
Software	25,455
309,905
Less accumulated depreciation and amortization	236,951

Premises and equipment, net	$72,954
The Company leases facilities and certain office equipment under short-term, non-cancellable operating leases that expire in 2010. As of December 31, 2009, there were no leases with initial terms in excess of one year.
Rent and equipment expense under operating leases were approximately $151,894 for the year ended December 31, 2009.
Note 3 — Defined Contribution Plan
The majority owner has an affiliate company which has a 401(k) plan. The majority owner allows substantially all the employees of the Company to participate in such plan. There is a discretionary Company match for this plan. Contributions made on behalf of the Company totaled $21,119 for the year ended December 31, 2009.
Note 4 — Related-Party Transactions
The Company pays a monthly management fee to the majority owner, which is recorded in other operating expenses on the accompanying statement of income. The Company incurred approximately $52,500 in management fee expenses for the year ended December 31, 2009. At December 31, 2009, the majority owner extinguished a liability owing to them in the amount of $210,000 for no consideration. This amount was then considered to be a capital contribution to the Company. There were no amounts due to or due from related parties at December 31, 2009.
The office space leased by the Company is co-occupied with its majority owner. The lease agreement is in the Company’s name; however, there is an understanding and a history with the landlord that the majority owner is responsible for a portion of the monthly lease obligation.
Note 5 — Commitments and Contingencies
Because of the nature of its activities, the Company is subject to various pending and threatened legal actions which may arise in the ordinary course of business. In the opinion of management, liabilities arising from these claims, if any, will not have a material effect on the financial position of the Company.
The Company has a bonus compensation plan with the Company’s Chief Executive Officer. The amount of the bonus is contingent on certain performance criteria being met during the operating period of July 1 through June 30 of each given year. No amounts have been accrued for this benefit at December 31, 2009.

Notes to Financial Statements
TranSenda International LLC
December 31, 2009
Note 6 — Unit-Based Compensation
The Company grants unit options to its employees. Effective January 1, 2006, the Company adopted ASC 718-20, Shared-Based Payment, prospectively. The Company unit option plan which the Company previously approved grants under has expired and no further units will be granted. Under the plan, any person determined by the board of managers is considered eligible to be granted options. The exercise price is determined by the board of managers. Options generally vest over three years and have a contractual life of ten years. Certain option awards provide for accelerated vesting if there is a change in control as described in the plan agreement.
The fair value of each option award is estimated at the date of grant using the Black-Scholes option valuation model that uses assumptions, including expected term, expected volatility, expected dividends, and risk-free interest rate. There were no unit awards granted during the year ended December 31, 2009.
Because the Company’s membership units are not actively traded, management has determined that the calculated value method should be used in determining the value of the unit options. The calculated value method substitutes the historical volatility of an industry section (that is closely aligned with the Company’s nature of operations) for the expected volatility used as an assumption in the stock option valuation model.
The Company then records compensation expense based upon the calculated values for new awards and awards modified, repurchased or cancelled after the adoption date. Such values are recorded over the requisite service period using the straight-line method.
The Company recognized $916 of compensation expense in income for the year ended December 31, 2009.
The following provides a summary of the unit option activity under the plan as of December 31, 2009, and the changes during the year then ended:

			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
	Units	Unit Price	Term (Years)	Value (1)
Outstanding, beginning of year	8,488,281	$.03
Exercised	(100,000)	.03
Forfeited	(26,981)	.03
Cancelled	(86,981)	.05

Outstanding and expected to vest, end of year	8,274,319	$.03	5.4	$—

Exercisable, end of year	8,230,947	$.03	5.4	$—

(1)	The aggregate intrinsic value is calculated as the differences between the exercise price of the underlying unit options and the value of the units that were in the money at December 31, 2009. No units were considered to be in the money.
For the year ended December 31, 2009, the aggregate intrinsic value of unit options exercised was $0, given the units exercised were not considered to be in the money.
(continued)

Notes to Financial Statements
TranSenda International LLC
December 31, 2009
Note 6 — Unit-Based Compensation (concluded)
The following provides a summary of the status of the Company’s unvested unit options as of December 31, 2009, and the changes during the year then ended:

		Weighted
		Average
		Grant Date
		Calculated
	Units	Value
Nonvested, beginning of year	698,252	$.01
Vested	(628,856)	.01
Forfeited	(26,024)	.01

Nonvested, end of year	43,372	$.01
As of December 31, 2009, the total unrecognized compensation cost associated with nonvested unit-based compensation arrangements granted under the plan was not significant.
Note 7 — Vendor Concentration
The Company has outsourced a significant portion of the research and development related to software products to a third party. Amounts paid to this third party for the year ended December 31, 2009, totaled $924,293. At December 31, 2009, the balance due to this third party totaled $59,208.
Note 8 — Uncertainties
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern; however, the Company has sustained substantial operating losses annually since inception and its total liabilities exceed its total assets.
The Company has historically received funding for each twelve-month operating cycle ending on June 30. Therefore, it has obtained approval from the majority common member to support ongoing operations with continued capital contributions through June 30, 2010. At that time a new twelve-month budget will need to be approved by the majority common member to ensure ongoing financial support from the majority common member into the future. The Company has a non-binding letter of intent to sell all of the assets of the Company to a third party. Negotiations are ongoing and a definitive agreement has not been effected as of the date of the opinion on these financial statements.